Exhibit 99.1

EVERTEC ANNOUNCES COMMENCEMENT OF PUBLIC OFFERING BY SELLING STOCKHOLDERS AND CONCURRENT REPURCHASE OF ITS COMMON STOCK

SAN JUAN, PUERTO RICO – December 9, 2013 — EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) announced today the commencement of an underwritten public offering of 15,287,473 shares of its common stock by an affiliate of Apollo Global Management, LLC (“Apollo”), Popular, Inc., and certain officers and employees of the Company (collectively, the “Selling Stockholders”). The Selling Stockholders will receive all of the proceeds from the offering.

In addition, EVERTEC announced that it will repurchase from the underwriters $75 million of its common stock being sold by the Selling Stockholders in the offering. EVERTEC will repurchase its common stock at the price per share paid by the underwriters to purchase the shares from the Selling Stockholders in the offering. The repurchased shares will be cancelled by EVERTEC and will no longer be outstanding following completion of the offering. EVERTEC intends to fund the share repurchase with approximately $25 million in cash on hand and approximately $50 million of borrowings under its revolving credit facility.

Assuming the share repurchase took place at the beginning of the year, EVERTEC believes that it will result in approximately 4% accretion to estimated 2013 Adjusted Net Income per diluted share.

Goldman, Sachs & Co., and J.P. Morgan Securities LLC are acting as underwriters for the offering. The offering is being made only by means of a preliminary prospectus.

The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates, which registration statement has been declared effective by the SEC. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The registration statement (including the prospectus) is also available at http://www.sec.gov/Archives/edgar/data/1559865/000119312513460764/0001193125-13-460764-index.htm. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus if you request it by contacting: Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, by calling (866) 471-2526, or by emailing prospectus-ny@ny.email.gs.com or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling (866) 803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Nothing in this press release should be construed as an offer to sell, or the solicitation of an offer to buy, any securities subject to the share repurchase.

About EVERTEC

EVERTEC is the leading full-service transaction processing business in Latin America and the Caribbean. Based in Puerto Rico, EVERTEC provides a broad range of merchant acquiring, payment processing and business process management services across 19 countries in the region. EVERTEC processes over 1.8 billion transactions annually over the electronic payment networks that it manages. EVERTEC is the largest merchant acquirer in the Caribbean and Central America and the seventh largest in Latin America. EVERTEC owns and operates the ATH network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, EVERTEC provides a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. EVERTEC serves a broad and diversified customer base of leading financial institutions, merchants, corporations and government agencies with ‘mission critical’ technology solutions.

Forward-Looking Statements

The information in this press release contains forward-looking information that involves substantial risks and uncertainties regarding the proposed public offering by EVERTEC. EVERTEC assumes no obligation to update any forward-looking statements contained in this press release as the result of new information, future events or otherwise.

Contacts

Investor Contact

Luis M. Cabrera

Senior Vice President

Head of Investor Relations

(787) 773-5302

IR@evertecinc.com

Media Contact

Wanda Betancourt, APR

Senior Vice President

Communications and Marketing

(787) 773-5302

NewsMedia@evertecinc.com